Exhibit 10.1
AMENDMENT NO. 4
Dated as of February 26, 2016
to
CREDIT AGREEMENT
Dated as of September 12, 2014
THIS AMENDMENT NO. 4 (“Amendment”) is made as of February 26, 2016 and shall, upon satisfaction of the conditions precedent set forth in Section 2 below be effective as of the date hereof (the “Amendment No. 4 Effective Date”) by and among AmTrust Financial Services, Inc., a Delaware corporation (the “Borrower”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of September 12, 2014, by and among the Borrower, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Borrower has requested that the requisite Lenders and the Administrative Agent agree to make certain modifications to the Credit Agreement;
WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.Amendments to Credit Agreement. Effective as of the Amendment No. 4 Effective Date but subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
(a)    Section 1.01 of the Credit Agreement is amended to (i) delete the definition of “Consolidated Surplus” appearing therein in its entirety and (ii) insert the following new definitions therein in the appropriate alphabetical order and, where applicable, replace the corresponding previously existing definitions as follows:
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.
“Permitted Qualifying Subordinated Indebtedness” means (a) unsecured Indebtedness of the Borrower; provided that (i) both immediately prior to and after giving effect (including pro forma effect) thereto, (x) no Default or Event of Default shall exist or result therefrom and (y) the Borrower shall be in compliance with all of the covenants set forth in Section 6.14, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 367 days after the Maturity Date, (iii) such Indebtedness is not guaranteed by any Subsidiary of the Borrower other than in compliance with clause (b) below and (iv) such Indebtedness shall be expressly subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent and (b) guarantees by any Subsidiary of the Indebtedness described in clause (a), provided such guarantees are expressly subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent.
“TOPS Trust” means a trust sponsored by the Borrower or acquired, directly or indirectly, by the Borrower or one of its Subsidiaries, in each case created for the sole purpose of issuing such trust’s trust preferred and common securities in connection with the issuance of Junior Subordinated Debentures and which is not part of the Borrower’s consolidated group of entities in accordance with GAAP.
(b)    The definition of “Permitted Acquisition” appearing in Section 1.01 of the Credit Agreement is amended by deleting clauses (v) and (vi) thereof and inserting new clauses (v) and (vi) as follows:
“(v)    [intentionally omitted];
(vi)    the Person or business to be acquired shall be, or shall be engaged in, a business of the type that the Borrower and its Subsidiaries are permitted to be engaged in under Section 6.10 and the property to be acquired is to be used in a business of the type that the Borrower and its Subsidiaries are permitted to be engaged in under Section 6.10;”
(c)    The definition of “Permitted Acquisition” appearing in Section 1.01 of the Credit Agreement is further amended to delete the reference to “$150,000,000” appearing in clause (ix) thereof and replace it with a reference to “$300,000,000”.
(d)    The definition of “Permitted Non-Recourse Secured Debt” appearing in Section 1.01 of the Credit Agreement is amended to delete the reference to “Permitted Investments” appearing therein and replace it with a reference to “Eligible Investments”.
(e)    Section 2.20 of the Credit Agreement is amended to delete the reference to “Section 6.12” appearing therein and replace it with a reference to “Section 6.14”.
(f)    Section 6.01(n) of the Credit Agreement is restated in its entirety as follows:
“(n)    Indebtedness (i) of any Regulated Insurance Company incurred or issued in the ordinary course of its business or in securing insurance-related obligations (that do not constitute Indebtedness) of such Regulated Insurance Subsidiary and letters of credit, bank guarantees, surety bonds or similar instruments issued for the account of any Regulated Insurance Subsidiary in the ordinary course of its business or in securing insurance-related obligations (that do not constitute Indebtedness) of such Regulated Insurance Subsidiary or required by law to satisfy regulatory requirements, and (ii) in respect of any letter of credit, bank guarantees, surety and appeal bonds, or performance bonds or other obligations of a like nature arising in the ordinary course of business and not for capital raising purposes and issued for the account of any Subsidiary that is not a Regulated Insurance Subsidiary;”
(g)    Section 6.01(p) of the Credit Agreement is amended to delete the reference to “shall not exceed $150,000,000” appearing therein and replace it with a reference to “shall not exceed 7.5% of Consolidated Net Worth (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b))”.
(h)    Section 6.01(q) of the Credit Agreement is amended to delete the reference to “shall not exceed $150,000,000” appearing therein and replace it with a reference to “shall not exceed 7.5% of Consolidated Net Worth (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b))”.
(i)    Section 6.01(r) of the Credit Agreement is amended to delete the reference to “amount not exceeding $75,000,000” appearing therein and replace it with a reference to “amount not exceeding $200,000,000”.
(j)    Section 6.01(t) of the Credit Agreement is amended to delete the reference to “in an aggregate principal amount not exceeding £300,000,000 at any time outstanding” appearing therein in its entirety.
(k)    Section 6.02(h) of the Credit Agreement is amended to (1) delete the “and” at the end of clause (iv) thereof, (2) replace the comma at the end of clause (iii) thereof with “and” and (3) delete clause (v) thereof.
(l)    Section 6.02(j) of the Credit Agreement is amended to delete the second reference to “Indebtedness permitted under Section 6.01(t)” appearing therein and replace it with “such Indebtedness”.
(m)    Section 6.02 of the Credit Agreement is amended to (1) delete the “and” at the end of clause (k) thereof, (2) replace the period at the end of clause (l) thereof with “; and” and (3) insert a new clause (m) therein as follows:
“(m)    any Lien upon any property or asset of the Borrower or any Subsidiary if the aggregate amount of all Indebtedness then outstanding secured by such Lien and all other Liens permitted pursuant to this clause (m) does not exceed $200,000,000.”
(n)    Section 6.04(p) of the Credit Agreement is amended to delete the reference to “does not exceed $50,000,000” appearing therein and replace it with a reference to “does not exceed 3.0% of Consolidated Total Assets (determined as of the last day of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or Section 5.01(b))”.
(o)    Section 6.14(d) of the Credit Agreement is amended, effective as of December 31, 2015, to delete the reference to “(x) any of its existing or future U.S. Regulated Insurance Companies, in each case as determined as of the end of each fiscal year, commencing with the fiscal year ending December 31, 2014, to be less than 150.0% of the applicable “Company Action level RBC” (within the meaning of the Insurance Model Act) on an individual basis for each such Regulated Insurance Company and (y)” appearing therein in its entirety.

(p)    Section 6.14(e) of the Credit Agreement is restated in its entirety as follows:
“(e)    [Intentionally Omitted].”
2.    Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent, (ii) for the account of each Lender party hereto that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, an amendment fee in an amount equal to $6,500 and (iii) payment and/or reimbursement of the Administrative Agent’s and its affiliates’ fees and expenses (including, to the extent invoiced, the reasonable fees and expenses of counsel for the Administrative Agent) in connection with this Amendment.
3.    Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:
(a)    This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    As of the date hereof and giving effect to the terms of this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement, as amended hereby, are true and correct as of the date hereof.
4.    Reference to and Effect on the Credit Agreement.
(a)    Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.
(b)    Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    Except with respect to the subject matter hereof and as set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)    This Amendment shall be a Loan Document.
5.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
7.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

AMTRUST FINANCIAL SERVICES, INC.,
as the Borrower

By: /s/ Harry Schlachter
Name: Harry Schlachter
Title: Senior Vice President, Treasurer

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as Issuing Bank and as Administrative Agent

By: /s/ Hector J. Varona
Name: Hector J. Varona
Title: Executive Director

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ James Cribbet
Name: James Cribbet
Title: Senior Vice President

SUNTRUST BANK,
as a Lender

By: /s/ Doug Kennedy
Name: Doug Kennedy
Title: Vice President

Signature Page to Amendment No. 4 to
Credit Agreement dated as of September 12, 2014
AmTrust Financial Services, Inc.

LLOYDS BANK PLC,
as a Lender

By: /s/ Erin Doherty
Name: Erin Doherty - D006
Title: Assistant Vice President

By: /s/ Daven Popat
Name: Daven Popat - P003
Title: Senior Vice President

ASSOCIATED BANK, NATIONAL ASSOCIATION
as a Lender

By: /s/ Edward J. Chidiac
Name: Edward J. Chidiac
Title: Senior Vice President

MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Harry Comninellis
Name: Harry Comninellis
Title: Authorized Signatory

THE PRIVATEBANK AND TRUST COMPANY, as a Lender

By: /s/ Andrew C. Haak
Name: Andrew C. Haak
Title: Managing Director

Signature Page to Amendment No. 4 to
Credit Agreement dated as of September 12, 2014
AmTrust Financial Services, Inc.